Exhibit 99.1

EyePoint Announces Strategic Prioritization

WATERTOWN, Mass., October 19, 2026 (GLOBE NEWSWIRE) – EyePoint, Inc. (Nasdaq: EYPT), a company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases, today announced a strategic prioritization designed to reduce operating expenses and focus resources on its late-stage program for DURAVYU™ in diabetic macular edema (DME). This strategic realignment follows today’s topline readout from the Phase 3 LUCIA study of DURAVYU in wet AMD, which did not meet its primary endpoint of non-inferiority, despite vision improvements, and despite meeting key secondary endpoints including reduction in treatment burden, supplement-free rates, anatomic control, and safety with redosing.

To preserve capital and maximize shareholder value, the Board of Directors has approved a plan to reduce the Company's workforce by approximately 53% of employees and to conclude the pivotal Phase 3 wet AMD trials early, without full completion of the second year of each trial. EyePoint plans to prioritize the development of DURAVYU for the potential treatment of DME, which is expected to read out pivotal Phase 3 topline data in the fourth quarter of 2027.

EyePoint thanks its employees affected by these measures for their dedication and contributions to the Company’s mission. Although today’s clinical setback highlights the challenges of drug development, it does not diminish the team’s achievements or the Company’s commitment to improving the lives of patients with serious retinal diseases.

Key Financial & Operational Updates

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Cash Conservation: The strategic prioritization and associated operational adjustments are expected to generate estimated annualized savings of approximately $30 million.
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Workforce Reduction: Impacting approximately 53% of positions across the organization, with the substantial majority of the workforce reduction expected to occur during the fourth quarter of 2026 and to be completed during the first half of 2027.
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Clinical Prioritization: Organization focused on the clinical development of DURAVYU for the potential treatment of DME with an upcoming pivotal Phase 3 readout in two trials expected in the fourth quarter of 2027.
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One-Time Charges: The Company estimates it will incur aggregate charges of approximately $9 million related to employee separation benefits, including employee severance and other related expenses.

“Decisions involving a reduction in our workforce are exceptionally difficult, and we extend our deepest gratitude to our departing colleagues for their dedication and meaningful contributions. While the inherent volatility of clinical development introduces profound hurdles, our core mission remains steadfast: navigating these challenges to deliver durable therapies that can truly improve the lives of patients,” said Jay S. Duker, M.D., President and Chief Executive Officer of EyePoint. “The strategic prioritization enables us to focus on our next milestone, the pivotal Phase 3 readout in DME that will evaluate DURAVYU’s potential to offer a durable, long-term therapeutic option that safely reduces the overall injection burden for patients. The DME program is supported by the positive Phase 2 VERONA data showing sustained visual acuity and over 70% of patients supplement-free for six months. DURAVYU also provides continuous intracellular delivery targeting pan-VEGF, PDGF, and IL-6 pathways to address both vascular and inflammatory disease drivers, which makes DURAVYU a particularly compelling potential treatment given the nature of this disease.”

EyePoint estimates that it had approximately $118 million in cash, cash equivalents, and short-term investments as of September 30, 2026.

About the Phase 3 DME Program

The Phase 3 DME program consists of COMO and CAPRI, two global, randomized, double-masked, aflibercept-controlled, non-inferiority trials evaluating the safety and efficacy of DURAVYU 2.7 mg in patients with active DME. The trials enrolled 551 patients in total, including approximately 75% treatment-naïve and 25% previously treated patients. Patients were randomized 1:1 to receive either DURAVYU 2.7 mg every six months or on-label aflibercept every 8 weeks as control.

The primary endpoint is non-inferiority in the average change from baseline in best-corrected visual acuity (BCVA) at the blended Weeks 52 and 56. Secondary endpoints include safety, superiority in reduction in treatment burden, percentage of eyes free of supplemental aflibercept injections, and anatomical outcomes as measured by optical coherence tomography (OCT). More information is available at www.clinicaltrials.gov (COMO: NCT07449936; CAPRI: NCT07449923).

About Diabetic Macular Edema

Diabetic macular edema (DME) is the leading cause of vision loss in people with type 1 and type 2 diabetes. DME results when damaged retinal blood vessels leak fluid into the macula, the central portion of the retina responsible for sharp, detailed vision. The resulting retinal swelling can cause blurred vision and may lead to severe vision loss or even legal blindness. The pathophysiology of DME is multifactorial, involving vascular permeability and inflammation mediated by pathways including VEGF, PDGF and interleukin-6 (IL-6).

DME is estimated to affect approximately 28 million people worldwide, and its prevalence is expected to increase as the global diabetes population grows. Current treatments for patients experiencing DME include short-acting intravitreal anti-VEGF biologics, corticosteroids and laser photocoagulation. Since DME is a chronic disease in an active population, the need for frequent treatment can create a substantial burden for patients, caregivers, and physicians and can contribute to undertreatment in clinical practice.

About DURAVYUTM

DURAVYU™ (vorolanib intravitreal insert), is an investigational sustained-delivery treatment for patients suffering from serious retinal diseases. DURAVYU combines vorolanib, a selective and patent-protected tyrosine kinase inhibitor (TKI), with EyePoint’s proprietary next-generation bioerodible Durasert E™, a best-in-class IVT delivery technology designed to deliver sustained release of drug for at least six months without free-floating drug particles.

DURAVYU brings a potential new multi-mechanism of action and treatment paradigm for retinal diseases beyond existing anti-VEGF large molecule ligand blocking therapies, as vorolanib acts intracellularly to suppress angiogenesis through the inhibition of all VEGF receptors and PDGFR, while also suppressing inflammation through the inhibition of interleukin 6 (IL-6)/JAK1 signaling. In addition, vorolanib has demonstrated neuroprotective activity in an in vivo model of retinal detachment.

DURAVYU has been evaluated across multiple clinical trials in wet AMD and DME, including the Phase 2 DAVIO 2 and Phase 3 LUGANO and LUCIA trials in wet AMD, and Phase 2 VERONA trial in DME, and is in ongoing Phase 3 COMO and CAPRI trials in DME. No drug-related safety concerns were observed in over 630 patients across six completed clinical trials, including three Phase 2 trials and 2 Phase 3 trials.

The Phase 2 VERONA trial in DME met the primary and secondary endpoints and demonstrated a rapid and sustained improvement in vision and anatomy and a continued favorable safety and tolerability profile with superior dosing intervals to standard of care. Pivotal data from the Phase 3 DME program is anticipated to be reported in the fourth quarter of 2027.

About EyePoint

EyePoint, Inc. (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases. The Company’s lead product candidate, DURAVYU™, is an innovative investigational sustained delivery treatment for serious retinal diseases combining vorolanib, a selective and patent-protected tyrosine kinase inhibitor, with EyePoint’s proprietary bioerodible Durasert E™ sustained-delivery technology. DURAVYU is currently being evaluated in Phase 3 pivotal trials for diabetic macular edema (DME).

The Company is committed to partnering with the retinal community to improve patient lives while creating long-term value, with four approved drugs over three decades and tens of thousands of eyes treated with EyePoint innovation.

EyePoint is headquartered in Watertown, Massachusetts, with a commercial manufacturing facility in Northbridge, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

DURAVYU™ has been conditionally accepted by the FDA as the proprietary name for EYP-1901. DURAVYU is an investigational product; it has not been approved by the FDA. FDA approval and the timeline for potential approval is uncertain.

Forward Looking Statements

EYEPOINT SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations regarding our clinical development and regulatory plans; our strategic prioritization plan and the expected annualized savings associated therewith; our plans to prioritize the development of DURAVYU in the treatment of DME; our plans to reduce operating expenses, preserve capital and maximize shareholder value through the strategic prioritization plan; our anticipated costs and charges in connection with our strategic prioritization plan; DURAVYU’s potential to offer a stable, long-term therapeutic option that safely reduces the overall injection burden for patients; our belief that DURAVYU brings a potential new multi-mechanism of action and treatment paradigm for retinal diseases beyond existing anti-VEGF large molecule ligand blocking therapies; our expectations regarding the timing of the availability and release of DME clinical data, including the reporting of topline results for Phase 3 COMO and CAPRI clinical trials in DME in the fourth quarter of 2027; our belief that DURAVYU has the potential to maintain patients with active disease with no supplemental anti-VEGF therapy for six months or longer; and other statements regarding the Company’s future plans, objectives, strategies and beliefs, as identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” or other words of similar meaning or the use of future dates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, these risks and uncertainties include the timing, progress and results of the Company’s clinical development activities; the risk that the strategic prioritization plan may not be successful and may create a distraction or uncertainty that may adversely affect the Company’s operating results, business or investor perceptions; uncertainties and delays relating to communications with the U.S. Food and Drug Administration and the ability to obtain regulatory approval from FDA for the commercialization of DURAVYU; unanticipated costs and expenses; the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the risk that results of clinical trials may not be predictive of future results, and interim and preliminary data are subject to further analysis and may change as more data becomes available; unexpected safety or efficacy data observed during clinical trials; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways for approval of the Company’s product candidates; changes in the regulatory environment; disruptions at the FDA; changes in U.S. and international trade policies; changes in expected or existing competition; the success of current and future license agreements; our dependence on contract research organizations, and other outside vendors and service providers; product liability; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; delays, interruptions or failures in the manufacture and supply of our product candidates, including due to unanticipated regulatory compliance issues or warning letters relating to the Company’s manufacturing facilities; the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; uncertainties regarding the FDA warning letter pertaining to the Company’s Watertown, MA manufacturing facility; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. A more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, in our other filings with the Securities and Exchange Commission (SEC) and in our future reports to be filed with the SEC, which are available at www.sec.gov. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors & Media:

Robin Garner
VP, Corporate Communications & Investor Relations
ir@eyepoint.bio